UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
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        INFORMATION STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

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                                 ENDOVASC, INC.
                (Name of Registrant as Specified in its Charter)

    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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             E. MICHAEL PRATER RESIGNS AS DIRECTOR OF ENDOVASC, INC.

MONTGOMERY,  TX - BUSINESS WIRE - NOVEMBER 5, 2004 - ENDOVASC, INC. (OTCDB: EVSC
- NEWS), a business development company focused on innovative drug development, announced that E. Michael Prater resigned from the Company's Board of Directors. Mr. Prater was recently elected to the Board of Directors to fill a vacancy created by the expansion of the Board from three to five members. After expressing his regrets, Mr. Prater indicated that his personal obligations for the upcoming year would make it impossible for him to fulfill his responsibilities as a Director of Endovasc, Inc. The Company immediately took action to reduce the number of directors that make up the full Board of Directors from five members to four members.

Endovasc, Inc. will hold its Annual Meeting of Stockholders on November 19, 2004 at Havens Landing in Montgomery, Texas. One of the items on the Agenda for the Annual Meeting is the reelection of M. Dwight Cantrell as a member of the Board of Directors. Other directors that will continue to serve following the Annual Meeting are Dr. Diane Dottavio, Barbara J. Richardson and Donald Leonard. "We encourage all of our stockholders to sign and return a proxy so that their vote can be counted at our Annual Meeting," said Dr. Diane Dottavio, Chief Executive Officer of the Company.

About  Endovasc,  Inc.

Endovasc, Inc., established in 1996, is a business development company focused on innovative drug development in the areas of cardiovascular and metabolic medicine. Endovasc subsidiaries include Liprostin, Inc., which holds the intellectual property for liposomal based treatment to increase circulation and reduce leg pain in patients suffering from vascular disease; Angiogenix Limited, Inc., which possesses the sublicense for an isomer of nicotine that has been shown to be beneficial in the treatment of chronic myocardial aschemia; and Nutraceutical Development Corporation, which is developing nutraceutical products using the company's other technologies.

For more information about Endovasc, please visit www.Endovasc.com
                                                  ----------------

Contact:  Investor Relations for Endovasc, Inc.
          David Zazoff, 212-505-5976
          www.PressReleases@za-Consulting.net
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